SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLEARBRIDGE MLP AND MIDSTREAM FUND INC.

(Name of Registrant as Specified in Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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Information with respect to ClearBridge MLP & Midstream Fund Inc.

The following information related to tax fees replaces the information found in the section Disclosure of Fees Paid to Independent Registered Public Accounting Firm on page 19 of the Proxy Statement:

Tax Fees. The aggregate fees billed by PwC for tax compliance, tax advice and tax planning services, which include the filing and amendment of federal, state and local income tax returns, and tax distribution and analysis planning to the Fund for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021 were $160,540 and $218,958, respectively. These services consisted of (i) review or preparation of U.S. federal, state, local and excise tax returns and refund claims ($155,208 and $215,458 for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021, respectively) and (ii) U.S. federal, state and local tax planning, advice and assistance regarding statutory, regulatory or administrative developments and other tax advice ($5,250 and $3,500 for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021, respectively).

There were no fees billed by PwC to the Service Affiliates for tax services for the fiscal year ended November 30, 2020 and the fiscal year ended November 30, 2021 that were required to be approved by the Fund’s Audit Committee.

Information with respect to the Directors of ClearBridge MLP & Midstream Fund Inc.

The following information related to Eileen A. Kamerick replaces the information found in the table on page 5 of the Proxy Statement:

Name, Address(1) and Birth Year	Position(s) Held with Fund	Term of Office and Length Time Served	Principal Occupations During Past Five Years	Number of Portfolios in Fund Complex** Overseen by Director	Other Directorships Held by Director
Nominees to serve as Class III Directors until the 2025 Annual Meeting of Stockholders
NON-INTERESTED DIRECTOR NOMINEES
Eileen A. Kamerick Birth year: 1958	Director and Member of Nominating, Compensation and Pricing and Valuation Committees and Chair of Audit Committee	Since 2013	Chief Executive Officer, The Governance Partners, LLC (consulting firm) (since 2015); National Association of Corporate Directors Board Leadership Fellow (since 2016, with Directorship Certification since 2019) and financial expert; Adjunct Professor, Georgetown University Law Center (since 2021); Adjunct Professor, The University of Chicago Law School (since 2018); Adjunct Professor, Washington University in St. Louis and University of Iowa law schools (since 2007); formerly, Chief Financial Officer, Press Ganey Associates (health care informatics company) (2012 to 2014); Managing Director and Chief Financial Officer, Houlihan Lokey (international investment bank) and President, Houlihan Lokey Foundation (2010 to 2012)	20	Director of ACV Auctions Inc. (since 2021); Director of Hochschild Mining plc (precious metals company) (since 2016); Director of Associated Banc-Corp (financial services company) (since 2007)

(1)

Unless otherwise indicated, the business address of the persons listed above is c/o Chairman of the Board, Legg Mason & Co., LLC (“Legg Mason & Co.”), 620 Eighth Avenue, 47th Floor, New York, NY 10018.

**	The term “Fund Complex” means two or more registered investment companies that:
(a)	Hold themselves out to investors as related companies for purposes of investment and investor services; or
(b)	Have a common investment adviser or have an investment adviser that is an affiliated person of the investment adviser of any of the other registered investment companies.

2